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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2000 Equity Incentive Plan and Non-Equity Incentive Plan Stock Options of UbiquiTel Inc. of our report dated February 29, 2000, with respect to the financial statements of the Spokane District (wholly owned by Sprint Spectrum L.P.), included in UbiquiTel Inc.'s Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



Ernst & Young LLP



Kansas City, Missouri
September 24, 2001


















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